================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                         AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 2006

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      0-21139                       38-3185711
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
      of incorporation)

           2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN      48309
               (Address of principal executive office)      (Zip Code)

               Registrant's telephone number, including area code:
                                 (248) 299-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the Term Loan DIP Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

On October 30, 2006, Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), and its domestic and Canadian subsidiaries (collectively, the "Debtors"), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Consolidated Case No. 06-11202) (collectively, the "Cases"). The Cases have been assigned to the Honorable Kevin J. Carey and are being jointly administered. The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release dated October 30, 2006, announcing the bankruptcy filing is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the chapter 11 filings, the Debtors have entered into a Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of October 31, 2006, by and among Dura Operating Corp. ("DOC"), as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Term Loan
DIP Agreement").   The Bankruptcy Court has given interim approval to borrow
$50.0 million under this agreement. Additionally, the Debtors intend, once the approval is received from the Bankruptcy Court, to also enter into a Senior Secured Super-Priority Debtor In Possession Revolving Credit and Guaranty Agreement, by and among DOC, as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Revolving DIP Agreement" and together with the Term Loan DIP Agreement, the "DIP Credit Agreement"). The Bankruptcy Court has scheduled a hearing for approval of the pending DIP Credit Agreement for November 20, 2006.

The Term Loan DIP Agreement provides for up to $150 million term loan and up to $20.0 million pre-funded synthetic letter of credit facility and the Revolving DIP Agreement will provide for an asset based revolving credit facility for up to $130 million, subject to borrowing base and availability terms, with a $5.0 million sublimit for letters of credit. Borrowings under the DIP Credit Agreement will be used to repay outstanding amounts and support outstanding letters of credit under DOC's existing asset based revolving credit facility, payment of certain adequate protection payments, professionals' fees, transaction costs, fees and expenses incurred in connection with the DIP Credit Agreement, other prepetition expenses, to provide working capital and for other general corporate purposes. Obligations under the DIP Credit Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors' assets) and by a superpriority administrative expense claim in each of the Cases.

Advances under the DIP Credit Agreement will bear interest as follows: (a) in the case of borrowings under the Revolving DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 0.75% per annum or (ii) at the reserve adjusted LIBOR Rate plus 1.75% per annum; and (b) in the case of borrowings under the Term Loan DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 1.50% per annum or (ii) at the reserve adjusted LIBOR Rate plus 2.50% per annum. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the DIP Credit Agreement.

The DIP Credit Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Debtors' obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Credit Agreement matures on the earlier of (i) December 31, 2007; (ii) the effective date of a plan of reorganization in the Cases or (iii) termination of the commitment or acceleration of the loans as a result of an Event of Default.

The foregoing summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03 by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Under the terms of the Company's existing senior secured first lien credit facilities (the "First Lien Credit Facility"), which provides for a $175 million asset-based revolving credit facility, the filing of the Cases creates an event of default. Upon the filing of the Cases, the lenders' obligation to loan additional money to the Company terminated, the outstanding principal of all loans and other obligations became immediately due and payable, and all of the Company's subsidiaries that are a party to the First Lien Credit Facility are now required to immediately deposit funds into a collateral account to cover the outstanding amounts under the letters of credit issued pursuant to the First Lien Credit Facility. The DIP Credit Agreement would allow for the refinancing of the First Lien Credit Facility and contains a condition precedent that, as of October 31, 2006, obligations under the First Lien Credit Facility do not exceed $125,883,360.56 with respect to principal and outstanding letters of credit.

The filing of the Cases also created an event of default under the Company's second-lien credit agreement (the "Second Lien Facility"), which provides for a $225 million term loan. Under the terms of the Second Lien Facility, the entire principal, premium, and interest became immediately due and payable without any action on the part of the agents or lenders thereunder as a result of the filing of the Cases. The current principal amount outstanding under the Second Lien Facility is $225 million.

The filing of the Cases also created an event of default under the Company's 8 5/8% Senior Notes due 2012. Under the terms of the 8 5/8% Senior Notes, the entire principal, premium, and interest became immediately due and payable without any action on the part of the trustee or the note holders as a result of the filing of the Cases. The current principal amount outstanding under the notes is $400 million.

The filing of the Cases also created an event of default under the Company's 9% Senior Subordinated Notes due 2009. Under the terms of the 9% Senior Subordinated Notes, the entire principal, premium, and interest became immediately due and payable without any action on the part of the trustee or the note holders as a result of the filing of the Cases. The current principal amounts outstanding under the notes are US409 million and Euro 100 million, or in the aggregate approximately $537 million.

Finally, the filing of the Cases created an event of default under the Company's Trust Preferred Securities and the underlying 7 1/2% convertible subordinated debentures due March 31, 2028. The current aggregate liquidation preference of those outstanding Trust Preferred Securities is $55.25 million.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities described above is stayed as a result of the filing of the Cases, and the creditors' rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 16, 2006                 DURA AUTOMOTIVE SYSTEMS, INC.
                                        (Registrant)


                                        By: /s/ Keith Marchiando
                                            ------------------------------------
                                            Keith Marchiando
                                            Chief Financial Officer